UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

January 8, 2018
Date of Report (Date of earliest event reported)

The Hershey Company
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

1-183	23-0691590
(Commission File Number)	(IRS Employer Identification No.)

100 Crystal A Drive, Hershey, Pennsylvania 17033
(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (717) 534-4200

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 1.01.	Entry into a Material Definitive Agreement.

On January 8, 2018, The Hershey Company (the “Company”) entered into a 364 Day Credit Agreement (the “Credit Agreement”) with Citibank, N.A., as lender and administrative agent, and Bank of America, N.A. and Royal Bank of Canada as lenders, pursuant to which the Company may borrow up to $1,500 million on an unsecured, revolving basis. Funds borrowed may be used for general corporate purposes, including commercial paper backstop and acquisitions. Advances other than competitive bid advances may be repaid without penalty at any time prior to the last day of the Credit Agreement. Competitive bid advances cannot be prepaid and must be paid at maturity.
The Credit Agreement contains a financial covenant whereby the ratio of (a) pre-tax income from continuing operations for the most recent four fiscal quarters to (b) consolidated interest expense for the most recent four fiscal quarters may not be less than 2.0 to 1.0 at the end of each fiscal quarter. The Credit Agreement contains customary representations and warranties, covenants and events of default. Payment of outstanding advances may be accelerated, at the option of the lenders holding a majority of the commitments, should the Company default in its obligations under the Credit Agreement.
The foregoing is not a complete description of the Credit Agreement and is qualified in its entirety by reference to the full text of the Credit Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.
In the ordinary course of their respective businesses, Citibank, N.A., Bank of America, N.A. and Royal Bank of Canada, and each of their respective affiliates, have engaged, and may in the future engage, in commercial banking and/or investment banking transactions with the Company and its affiliates for which they have in the past received, and may in the future receive, customary fees.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

	Exhibit Number	Description
	10.1	364 Day Credit Agreement, dated as of January 8, 2018, among The Hershey Company, Citibank, N.A., Bank of America, N.A. and Royal Bank of Canada

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE HERSHEY COMPANY

Date: January 9, 2018	By:	/s/ Patricia A. Little
Patricia A. Little Senior Vice President, Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
10.1	364 Day Credit Agreement, dated as of January 8, 2018, among The Hershey Company, Citibank, N.A., Bank of America, N.A. and Royal Bank of Canada